UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 3, 2010
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	000-24923 (Commission File Number)	25-1799439 (IRS Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California (Address of Principal Executive Offices)	92660-3095 (Zip Code)
(949) 483-4600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

ITEM 7.01. Regulation FD Disclosure.
     On March 3, 2010, Conexant Systems, Inc. (the “Company”) announced the commencement of three separate transactions.
     The Company announced that, on March 3, 2010, it had priced, and entered into an agreement to issue and sell, $175 million aggregate principal amount of 11.25% senior secured notes due 2015 (the “Notes”) in a private placement (the “Notes Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have been offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.
     The Company also announced its intent to offer 14 million shares of its common stock (the “Common Stock”) in an underwritten public offering (the “Common Stock Offering”). The Common Stock will be offered by the Company pursuant to a registration statement on
Form S-3 previously filed and declared effective by the Securities and Exchange Commission.
     In connection with the Notes Offering and the Common Stock Offering, the Company announced its intent to commence a tender offer to purchase for cash any and all of the Company’s outstanding 4.00% Convertible Subordinated Notes due March 2026 (the “Convertible Notes”). The Company’s obligation to purchase the Convertible Notes in the tender offer is conditioned upon, among other things, the consummation of the Notes Offering and the Common Stock Offering in an amount sufficient to pay the total consideration owed to any tendering holders of Convertible Notes. The tender offer will be made pursuant to an Offer to Purchase, which will more fully set forth the terms and conditions of the tender offer.
     A copy of the press release with respect to these announcements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     This report shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
     The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act.
ITEM 8.01. Other Events.
     On January 19, 2010, the Company announced that it had agreed to sell approximately 25 acres of property adjacent to its Newport Beach, California headquarters to City Ventures LLC for $26.1 million, contingent upon further due diligence by City Ventures and customary closing

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conditions. The companies have agreed to extend the diligence period, and City Ventures has asked for concessions that include a price reduction and a financing contingency, so it is now unlikely that the transaction will close prior to the end of March 2010 as originally anticipated.
     Separately, the Company is re-filing the Loan and Security Agreement, dated as of December 22, 2009, by and between Conexant CF, LLC and Silicon Valley Bank (previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 24, 2009). This agreement is being re-filed to correct the previously filed version.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated March 3, 2010

99.2	Loan and Security Agreement, dated as of December 22, 2009, by and between Conexant CF, LLC and Silicon Valley Bank

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
Date: March 3, 2010	By:	/s/ MARK PETERSON
		Name:	Mark Peterson
		Title:	Senior Vice President, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated March 3, 2010

99.2	Loan and Security Agreement, dated as of December 22, 2009, by and between Conexant CF, LLC and Silicon Valley Bank